BY-LAWS

OF

AQUANAUTICS CORPORATION

## TABLE OF CONTENTS

### BOARD OF DIRECTORS:

### CORPORATION MATTERS:

### STOCKHOLDERS/STOCKS:

# BY-LAWS

# OF

# AQUANAUTICS CORPORATION

## ARTICLE I

## OFFICES

*Section 1.* The registered office shall be in the City of Wilmington, County of New Castle, State of Delaware.

*Section 2.* The Corporation may also have offices at such other places both within and without the State of Delaware as the board of directors may from time to time determine or the business of the corporation may require.

## ARTICLE II

## MEETINGS OF STOCKHOLDERS

*Section 1.* All meetings of the stockholders for the election of directors shall be held in the City of Bremerton, State of Washington, at such place as may be fixed from time to time by the board of directors, or at such other place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

*Section 2.* Annual meetings of stockholders, commencing with the year 1982, shall be held on such a day, hour and place, within or without the State of Delaware as shall be specified by a resolution of the board of directors, at which they shall elect by a plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

*Section 3.* Notice of the annual meeting stating the place, date and hour of the meeting shall be given by mailing not less than twenty nor more than sixty days prior thereto a written notice to each stockholder of

record entitled to vote at such meeting at his address as the same appears upon the records of the Corporation.

*Section 4.* The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

*Section 5.* Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the certificate of incorporation, may be called by the president and shall be called by the president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of stockholders owning a majority in amount of the entire capital stock of the corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting[1].

*Section 6.* Written or telegraphic notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than sixty days before the date of the meeting, to each stockholder entitled to vote at such meeting.

*Section 7.* Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

*Section 8.* The holders of a majority of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or

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[1] As amended by the board of directors at its meeting of July 1, 1982.

represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting[2].

*Section 9.* When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question[3].

*Section 10.* Unless otherwise provided in the certificate of incorporation, each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

*Section 11.* Unless otherwise provided in the certificate of incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written

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[2]As amended by the board of directors at its meeting of January 22, 1982.
[3]As amended by the board of directors at its meeting of January 22, 1982.

consent shall be given to those stockholders who have not consented in writing.

*Section 12.* At all meetings of stockholders, the Chairman of the meeting shall have absolute authority over matters of procedure and there shall be no appeal from the ruling of the chairman.

## ARTICLE III

## DIRECTORS

*Section 1.* The number of directors which shall constitute the whole Board shall be seven (7); provided, however, that the number of directors constituting the whole Board fixed by these By-Laws may be increased or decreased from time to time by resolution duly adopted by the Board of Directors[4].

*Section 2.* Vacancies and newly created directorships resulting from any increase in the authorized number of directors shall be filled by a vote of the board of directors at annual, regular or special meetings of the board of directors, or by a vote of the stockholders at the annual meeting of stockholders if the vacancy occurs or the new directorship is created within sixty days prior to the date of the annual meeting, and otherwise at a special meeting of stockholders called for that purpose pursuant to the by-laws[5].

*Section 3.* The business of the corporation shall be managed by or under the direction of its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by

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[4] As amended by the board of directors at its meeting of February 20, 1984. (seven directors)
As amended by the board of directors at its meeting of December 10, 1985. (increased by one)
As amended by the board of directors at its meeting of April 17, 1986. (seven directors)
As amended by the board of directors at its meeting of September 18, 1986. (three directors)
As amended by the board of directors at its meeting of December 11, 1986. (four directors)
As amended by the board of directors at its meeting of April 5, 1988. (six directors)

[5] As amended by the board of directors at its meeting of May 1, 1981.

statute or by the certificate of incorporation or by these by-laws directed or required to be exercised or done by the stockholders.

## MEETINGS OF THE BOARD OF DIRECTORS

*Section 4.* The board of directors of the corporation may hold meetings, both regular and special, either within or without the State of Delaware.

*Section 5.* The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such a first meeting of the newly elected board of directors, or in the event such a meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

*Section 6.* Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

*Section 7.* Special meetings of the board may be called by the president, or by the secretary upon written request of the president, or by a majority of the directors on one week's notice to each director, either personally, by mail or by telegram[6].

*Section 8.* At all meetings of the board a majority of directors shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the board of directors, except as may be otherwise specifically provided by statute or by the certificate of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without

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[6]As amended by the board of directors at its meeting of July 1, 1982.

notice other than announcement at the meeting, until a quorum shall be present.

*Section 9.* Unless otherwise restricted by the certificate of incorporation or these by-laws, members of the board of directors, or any committee designated by the board of directors, may participate in a meeting of the board of directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

## COMMITTEES OF DIRECTORS

*Section 11.* The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and, unless the resolution or the certificate of incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees

shall have such name or names as may be determined from time to time by resolution adopted by the board of directors.

*Section 12.* Each committee shall keep regular minutes of its meetings and report the same to the board of directors when required.

## COMPENSATION OF DIRECTORS

*Section 13.* Unless otherwise restricted by the certificate of incorporation or these by-laws, the board of directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the board of directors and may be paid a fixed sum for attendance at each meeting of the board of directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation thereof. Members of special or standing committees may be allowed like compensation for attending committee meetings.

## REMOVAL OF DIRECTORS

*Section 14.* Unless otherwise restricted by the certificate of incorporation or by-law, any director or the entire board of directors may be removed, with or without cause, by the holders of fifty-one percent (51%) of the stock entitled to vote at an election of directors.

## ARTICLE IV

## NOTICES

*Section 1.* Whenever, under the provisions of the statutes or of the certificate of incorporation or of these by- laws, notice is required to be given to any director or stockholder, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such director or stockholder, at his address as it appears on the records of the corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the mail of the United States. Notice to the directors may also be given by telegram and shall be

given by telegram and mail when the notice is being sent from one country to another.

*Section 2.* Whenever any notice is required to be given under the provisions of the statutes or of the certificate of incorporation or of these by-laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

## ARTICLE V

## OFFICERS

*Section 1.* The officers of the corporation shall be chosen by the board of directors and shall be a chairman of the board, a president, a secretary and a treasurer. The board of directors may also choose vice-presidents and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these by-laws otherwise provide.

*Section 2.* The board of directors shall choose a chairman of the board, a president, a secretary and a treasurer at the annual meeting of the board of directors.

*Section 3.* The board of directors may elect such other offices and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined form time to time by the vote of the board of directors.

*Section 4.* The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

*Section 5.* The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer may be removed at any time by a vote of the stockholders. Any vacancy occurring in any office of the corporation shall be filled by the board of directors.

## CHAIRMAN OF THE BOARD

*Section 6.* The chairman of the board shall have such duties and powers as shall be designated from time to time by the board of directors[7].

## PRESIDENT

*Section 7.* The president shall be the chief executive officer of the corporation and shall preside at all meetings of the stockholders and the board of directors. He shall exercise general supervision over the business of the corporation and shall have final authority, subject to the board, on all matters concerning the policies and affairs of the corporation[8].

*Section 8.* The president shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation[9].

## VICE-PRESIDENTS

*Section 9.* In the event of the election of one or more vice-presidents and the inability or refusal to act of the president, the vice-president (or in the event that there be more than one vice-president, the vice-presidents in the order designated by the directors, or in the absence of any designation, then in the order of their election) shall perform the duties of the president, and when so acting shall have all the powers of and be subject to all the restrictions upon the president. The vice president shall perform such other duties and have such other powers as the board of directors may from time to time prescribe[10].

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[7] As amended by the board of directors at its meeting of July 1, 1982.
[8] As amended by the board of directors at its meeting of July 1, 1982.
[9] As amended by the board of directors at its meeting of July 1, 1982.
[10] As amended by the board of directors at its meeting of July 1, 1982.

## THE SECRETARY AND ASSISTANT SECRETARIES

*Section 10.* The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and shall record, unless the board of directors designates otherwise, all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose. The secretary shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, under whose supervision he shall be. He shall have custody of the corporate seal of the corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The board of directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

*Section 11.* The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors (or if there be no such determination, then in the order of their election) shall, in the absence of the secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

## THE TREASURER AND ASSISTANT TREASURERS

*Section 12.* The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

*Section 13.* He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements and shall render to the president and board of directors, at its regular meetings, or when the board of directors so requires, an account of all

his transactions as treasurer and of the financial condition of the corporation[11].

*Section 14.* If required by the board of directors, he shall give the corporation a bond (which shall be renewed as it expires) in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

*Section 15.* The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined by the board of directors (or if there be no such determination, then in the order of their election), shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

## ARTICLE VI

## INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS

*Section 1.* The corporation shall indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of alleged occurrences of actions or omissions preceding any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than the Delaware General Corporation Law permitted the corporation to provide prior to such amendment); provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any

[11]As amended by the board of directors at its meeting of July 1, 1982.

proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the Delaware General Corporation Law.

*Section 2.* The corporation shall have power to indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law.

*Section 3.*

(a) For purposes of any determination under this By-Law, a director or executive officer shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his conduct was unlawful, if his action is based on the records or books of account of the corporation or another enterprise, or on information supplied to him by the officers of the corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the corporation or another enterprise or on information or records given or reports made to the corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the corporation or another enterprise.

(b) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendre or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal proceeding, that he had reasonable cause to believe that his conduct was unlawful.

(c) The provisions of this Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the Delaware General Corporation Law.

(d) Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all

expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under this By-Law or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to Section 5 of this By-Law, no advance shall be made by the corporation if a determination is reasonably and promptly made (i) by the board of directors by a majority vote of a quorum, consisting of directors who were not parties to the proceeding, or (ii) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

*Section 4.* Without the necessity of entering into an express contract, all rights to indemnification and advances under this By-Law shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer who serves in such capacity at any time while this By-Law and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any right to indemnification or advances granted by this By-Law to a director or executive officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any such action that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (including its board of directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that

indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Delaware General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

*Section 5.* The rights conferred on any person by this By-Law shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, By-Laws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the Delaware General Corporation Law.

*Section 6.* The rights conferred on any person by this By-Law shall continue as to a person who has ceased to be a director, officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

*Section 7.* To the fullest extent permitted by the Delaware General Corporation Law, the corporation, upon approval by the board of directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this By-Law.

*Section 8.* Any repeal or modification of this By-Law shall only be prospective and shall not affect the rights under this By-Law in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

*Section 9.* If this By-Law or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the full extent permitted by an applicable portion of this By-Law that shall not have been invalidated, or by any other applicable law.

*Section 10.* For the purposes of this By-Law, the following definitions shall apply:

(a) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(b) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(c) The term "the corporation" shall shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this By-Law with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(d) References to a "director," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

(e) References to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a persons who acted in good faith and in a manner he reasonably believes to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to

have acted in a manner "not opposed to the best interests of the corporation" as referred to in this By-Law.

## ARTICLE VII

### CERTIFICATE OF STOCK

*Section 1.* Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the chairman of the board, the president or a vice-president and the treasurer or an assistant treasurer, or the secretary or an assistant secretary of the corporation, signifying the number of shares owned by him in the corporation. If the corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualification, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the corporation shall issue to represent such class or series of stock, a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

*Section 2.* Any of or all the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

## LOST CERTIFICATES

*Section 3.* The board of directors may direct a new certificate or certificates be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion, and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

## TRANSFER OF STOCK

*Section 4.* Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

## FIXING RECORD DATE

*Section 5.* In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the board of directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meetings, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a

meeting of stock holders shall apply to any adjournment of the meeting; provided, however, that the board of directors may fix a new record date for the adjourned meeting.

REGISTERED STOCKHOLDERS

*Section 6.* The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE IX

GENERAL PROVISIONS

DIVIDENDS

*Section 1.* Dividends upon the capital stock of the corporation subject to the provisions of the certificate of incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

*Section 2.* Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

## CHECKS

*Section 3.* All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

## FISCAL YEAR

*Section 4.* The fiscal year of the corporation shall end on June 30 unless otherwise fixed by resolution of the board of directors.

## SEAL

*Section 5.* The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Delaware." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

## ARTICLE X

## AMENDMENTS

*Section 1.* These by-laws may be altered, amended or repealed or new by-laws may be adopted by the stockholders or by the board of directors, when such power is conferred upon the board of directors by the certificate of incorporation, at any regular meeting of the stockholders or of the board of directors or at any special meeting of the stockholders or of the board of directors if notice of such alteration, amendment, repeal or adoption of new by-laws be contained in the notice of such special meeting. If the power to adopt, amend or repeal is conferred upon the board of directors by the certificate of incorporation, it shall not divest or limit the power of the stockholders to adopt, amend or repeal by-laws.